Exhibit 10.7

FIRST AMENDMENT TO THE
BLUEKNIGHT ENERGY PARTNERS, G.P, L.L.C.
LONG-TERM INCENTIVE PLAN
WHEREAS, Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “Company”) and the general partner of Blueknight Energy Partners, L.P., a Delaware limited partnership, maintains the Blueknight Energy Partners, G.P., L.L.C. Long-Term Incentive Plan, as amended from time to time (the “Plan”); and
WHEREAS, the Company has determined that amendments should be made to the Plan to revise the definition of “Change of Control” contained therein.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.    The defined term “Change of Control” contained in Section 2 of the Plan is deleted in its entirety and replaced with the following:
“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Ergon, Inc. or its Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership. Anything in this definition to the contrary notwithstanding, with respect to any Award which constitutes deferred compensation subject to, and not exempt from, Code Section 409A, no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations promulgated thereunder.
2.    Except as expressly provided herein, all other provisions of the Plan shall remain in full force and effect and are hereby ratified and confirmed.
[Signature Page Follows.]

IN WITNESS WHEREOF, this First Amendment to the Plan is executed and effective this 17 day of January, 2018.

Blueknight Energy Partners G.P., L.L.C.,
a Delaware limited liability company

By:	/s/ Alex. G. Stallings
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary